UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2014

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Dr., Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On March 21, 2014, Southwest Convenience Stores, LLC (“SCS”), and Skinny’s, LLC (“Skinny’s”), entered into the Second Amended and Restated Credit Agreement (as amended and restated, the “Wells Credit Facility”) among SCS and Skinny’s, as borrowers (“Alon Retail”), the lenders party thereto and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as Administrative Agent, Swingline Lender, LC Issuer, Syndication Agent and Sole Lead Arranger. SCS and Skinny’s are wholly-owned subsidiaries of Alon USA Energy, Inc. (the “Company”). The Wells Credit Facility amends and restates that certain Amended and Restated Credit Agreement, dated December 30, 2010, among Alon Retail, the lenders party thereto, Wells Fargo Bank and Wells Fargo Securities, LLC (the “Original Wells Facility”).
Borrowings under the Wells Credit Facility are available as a single term loan in the amount of $110 million and $10 million of revolving credit capacity. The Wells Credit Facility includes an accordion feature that provides for incremental term loans up to $30 million to fund store rebuilds, new builds and acquisitions. As of March 21, 2014, an aggregate amount of $120 million was outstanding under the Wells Credit Facility.
Borrowings under the Wells Credit Facility bear interest at the Eurodollar rate plus an applicable margin (the “Applicable Margin”). The Applicable Margin is between 2.75% and 2.00% and will be determined quarterly based upon the leverage ratio of Alon Retail. Principal and interest payments under the Wells Credit Facility will be made in quarterly installments, with principal payments based on a 15-year amortization schedule. The loans under the Wells Credit Facility will mature on March 14, 2019.
Obligations under the Wells Credit Facility are secured by a first lien on substantially all of the assets of Alon Retail and are guaranteed by GTS Licensing Company, Inc. (“GTS”), a subsidiary of SCS, and Alon Brands, Inc., the parent company of Alon Retail and a subsidiary of the Company. The Wells Credit Facility includes customary events of default and restrictions on the activities of Alon Retail and GTS.
Proceeds under the Wells Credit Facility were used by Alon Retail to fully repay outstanding borrowings of $72.7 million under the Original Wells Facility and pay a dividend distribution of $40 million to the Company through Alon Brands, Inc., with the remainder being used for general corporate purposes.
A copy of the Wells Credit Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The description of the Wells Credit Facility contained herein is qualified in its entirety by reference to the full text of the Wells Credit Facility.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of March 14, 2014, among Southwest Convenience Stores, LLC, Skinny’s, LLC, as the Borrowers, Alon Brands, Inc., as a Guarantor, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, LC Issuer, Syndication Agent and Sole Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

Date:	March 26, 2014	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated as of March 14, 2014, among Southwest Convenience Stores, LLC, Skinny’s, LLC, as the Borrowers, Alon Brands, Inc., as a Guarantor, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, LC Issuer, Syndication Agent and Sole Lead Arranger.